As filed with the Securities and Exchange Commission on February 9, 2006
                                                 Registration No. 333-_________
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                    KSW, INC.
             (Exact Name of Registrant as Specified in its Charter)


           DELAWARE                                      11-3191686
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                                37-16 23RD STREET
                        LONG ISLAND CITY, NEW YORK 11101
                                 (718) 361-6500
               (Address, Including Zip Code, and Telephone Number,
         including Area Code, of Company's Principal Executive Offices)

                   AMENDED 1995 STOCK OPTION PLAN OF KSW, INC.
                              (Full Title of Plan)
                                JAMES F. OLIVIERO
                                 GENERAL COUNSEL
                                    KSW, INC.
                                37-16 23RD STREET
                        LONG ISLAND CITY, NEW YORK 11101
                                 (718) 361-6500
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                                   CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                        Proposed               Proposed
                                                Amount to be        Maximum Offering      Maximum Aggregate       Amount of
 Title of Securities to be Registered          Registered(1)       Price Per Share(2)     Offering Price(2)   Registration Fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share       1,085,000 shares            $2.54             $2,755,900.00          $295.00
==============================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, there shall also be deemed registered hereby such additional number of shares of Common Stock of the Registrant as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon (i) a weighted average exercise price of $1.65 per share for 656,667 shares underlying outstanding stock options to be registered pursuant to this Registration Statement and (ii) the average of the high and low sales prices of the Common Stock on the Over-the-Counter Bulletin on February 3, 2006, of $3.90 per share for the remaining 428,333 shares to be registered pursuant to this registration statement. Of the 656,667 shares underlying outstanding stock options: (a) 526,667 options with an exercise price of $1.66 per share were granted on December 28, 1995 (as such options were amended on August 8, 2005); (b) 50,000 options with an exercise price of $1.50 per share were granted on October 25, 1999; and (c) 80,000 options with an exercise price of $1.66 per share were granted on August 8, 2005.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the U.S. Securities and Commission (the "Commission") by KSW, Inc. (the "Company") (Commission File No. 0-27290), are incorporated herein by reference:

     o the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

     o the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005;

     o the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005;

     o the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005;

     o the Company's Current Reports on Form 8-K filed with the Commission on December 6, 2005, October 20, 2005, September 15, 2005 and April 13, 2005; and

     o the description of the Company's common stock, par value $0.01 per share, contained in the Company's Registration Statement on Form 10 filed with the Commission, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on November 24, 1995, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Copies of these documents are not required to be filed with this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters in connection with the issuance and sale of the securities offered hereby will be passed upon for the Company by James F. Oliviero, General Counsel and Director of Investor Relations of the Company. Mr. Oliviero is a full-time employee of the Company and is entitled to participate in the Amended 1995 Stock Option Plan of the Company. Mr. Oliviero beneficially owns 20,000 stock options.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to authority conferred by Delaware General Corporation Law
Section 102(b)(7), the Company's Amended and Restated Certificate of Incorporation contains a provision providing that no Director of the Company shall be liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may be amended. This provision is intended to eliminate the risk that a director might incur personal liability to the Company or its stockholders for breach of the duty of care.

         Delaware General Corporation Law Section 145 contains provisions permitting, and in some situations requiring, Delaware corporations, such as the Company, to provide indemnification to their officers and directors for losses and litigation expenses incurred in connection with their service to the corporation in those capacities. The Company's Amended and Restated Certificate of Incorporation contains provisions requiring indemnification by the Company of, and advancement of expenses to, its directors and officer to the fullest extent permitted by law. Among other things, these provisions provide indemnification for officers and directors against liabilities for judgments in any settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1    -   Amended and Restated Certificate of Incorporation of KSW,
                    Inc. (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-8 (No.
                    333-21735), filed with the Commission on February 13, 1997).

         4.2    -   Amended and Restated By-laws of KSW, Inc. (incorporated
                    herein by reference to Exhibit 3.2 to the Company's
                    Registration Statement on Form S-8 (No. 333-217350), filed with the Commission on February 13, 1997).

         5      -   Opinion of James F. Oliviero, General Counsel of the Company

         23.1   -   Consent of Marden, Harrison & Kreuter, CPAs P.C.

         23.2   -   Consent of James F. Oliviero, General Counsel of the Company
                    (included in his opinion which appears as Exhibit 5 to this Registration Statement)

         24     -   Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference)

         99.1   -   Amended 1995 Stock Option Plan of KSW, Inc.

         99.2   -   Forms of Incentive Stock Option Grant Letter

         99.3   -   Form of Non-Qualified Stock Option Grant Letter



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
ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933, as amended (the "Securities Act");

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that

                           (A)      the undertakings set forth in paragraphs
                                    (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to
                                    Section 13 or Section 15(d) of the
                                    Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement; and

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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
         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Long Island City, New York, on this 7th day of February, 2006.



                                KSW, INC.

                                By:    /s/ Floyd Warkol
                                       --------------------------------------
                                Name:  Floyd Warkol
                                Title: Chairman of the Board, President,
                                       Secretary and Chief Executive Officer

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Floyd Warkol and James F. Oliviero his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933, including to sign the Registration Statement and any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully, to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 7, 2006.

              Signature                             Title                          Date
              ---------                             -----                          ----
/s/ Floyd Warkol                         Chairman of the Board,               February 7, 2006
-----------------------------------      President, Secretary and Chief
           Floyd Warkol                  Executive Officer (Principal
                                         Executive Officer)


/s/ Richard W. Lucas                     Chief Financial Officer              February 7, 2006
-----------------------------------      (Principal Finanical and
         Richard W. Lucas                Accounting Officer)


/s/ Stanley Kreitman                     Director                             February 7, 2006
-----------------------------------
         Stanley Kreitman


/s/ John Cavanagh                        Director                             February 7, 2006
-----------------------------------
           John Cavanagh


/s/ Russell Molina                       Director                             February 7, 2006
-----------------------------------
          Russell Molina


/s/ Innis O'Rourke, Jr.                  Director                             February 7, 2006
-----------------------------------
        Innis O'Rourke, Jr.


/s/ Burton Reyer                         Director                             February 7, 2006
-----------------------------------
           Burton Reyer


                                  EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION
-----------       -----------

   4.1      -     Amended and Restated Certificate of Incorporation of KSW, Inc.
                  (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-8 (No. 333-21735), filed with the Commission on February 13, 1997).

   4.2      -     Amended and Restated By-laws of KSW, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company's Registration
                  Statement on Form S-8 (No. 333-217350), filed with the
                  Commission on February 13, 1997).

   5        -     Opinion of James F. Oliviero, General Counsel of the Company

   23.1     -     Consent of Marden, Harrison & Kreuter, CPAs P.C.

   23.2     -     Consent of James F. Oliviero, General Counsel of the Company
                  (included in his opinion which appears as Exhibit 5 to this Registration Statement)

   24       -     Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference)

   99.1     -     Amended 1995 Stock Option Plan of KSW, Inc.

   99.2     -     Forms of Incentive Stock Option Grant Letter

   99.3     -     Form of Non-Qualified Stock Option Grant Letter